Barclay Capital
5 The North Colonnade
Canary Wharf
London E14 4BB

Tel +44 (0)20 7623 2323

To:	Bayview Financial Mortgage Pass-Through Trust 2007-B Supplemental Interest Trust (the “Counterparty” or “Party B”)
Attn:	Andres Olmos
Fax	1 305-646-2744
From:	BARCLAYS BANK PLC (LONDON HEAD OFFICE) (“Barclays” or “Party A”)
Date:	July 27, 2007
Reference #:	1848719B / 1848721B

Interest Rate Cap Transaction

The purpose of this Confirmation (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. Capitalized terms not defined herein have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2007 (the “Pooling Agreement”) among Bayview Financial Securities Company, LLC, as depositor, Wells Fargo Bank, N.A., as master servicer, and U.S. Bank National Association, not in its individual capacity but solely as trustee.

1.  This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. This Confirmation (including the schedule hereto) will constitute a Confirmation that supplements, forms a part of, and is subject to, an agreement (the "Agreement") in the form of the 1992 Multicurrency - Cross Border Master Agreement in the form published by ISDA (the "ISDA Form"), as if on the Trade Date we had executed an agreement in such form, but without any Schedule except for the elections set forth in Section 4 herein, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”).

References in this Confirmation to "Cap Transaction" will be deemed to be references to "Swap Transaction" for purposes of interpreting the Definitions; references in the Definitions to "Swap Transaction" will be deemed to be references to "Cap Transaction" for purposes of interpreting this Confirmation. In the event of any inconsistency between the provisions of the ISDA Form and this Confirmation, this Confirmation will prevail for purposes of this Swap Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

2.	TRADE DETAILS
Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.
Trade Date:	July 27, 2007
Effective Date:	July 27, 2007
Termination Date:	July 28, 2017, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:
Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	July 27, 2007
Fixed Amount:	USD 975,000
Floating Amounts:	The Notional Amount
Floating Rate Payer:	Barclays.

Cap Rate	As set forth in Schedule I attached hereto.

Floating Rate Payer Period End Date(s):	The 28th of each month in each year from (and including) August 28, 2007 to (and including) the Termination Date; subject to adjustment in accordance with the Following Business Day Convention

Floating Rate Payer Payment Date:
One Business Day prior to the 28th day of each month in each year, commencing on the first Business Day prior to AUGUST 28, 2007 and ending on the first Business Day prior to the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period that starts on or after July 28, 2010 is greater than 12.320% per annum for such Calculation Period, the Floating Rate Option for such Calculation Period shall be deemed to be equal to 12.320% per annum.

Floating Rate Day Count Fraction:	Actual / 360

Designated Maturity:	1 Month

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable
Business Days:	Any day other than a Saturday, a Sunday or a day on which banks in New York, Minnesota or Maryland are closed.
Calculation Agent:
Barclays, provided, however, that if an Event of Default shall have occurred with respect to which Barclays is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Barclays, the cost for which shall be borne by Barclays.

ACCOUNT DETAILS
Payments to Barclays:	Correspondent: BARCLAYS BANK PLC NEW YORK FEED: 026002574 Beneficiary: BARCLAYS SWAPS Beneficiary Account: 050-01922-8

Payments to Counterparty:	U.S. Bank National Association ABA: 091000022 DDA: 173103322058 Ref: Bayview 2007-B Attn: Paul Johnson

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)	“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)	The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

(ii)
The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more business days.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more business days.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to 3% of the Shareholders’ Equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold, the Moody’s Second Trigger Threshold, the Fitch Approved Ratings Threshold and the DBRS Approved Ratings Threshold.

“Shareholders’ Equity” means with respect to an entity, at any time, such party’s shareholders’ equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in such party’s jurisdiction of incorporation or organization as at the end of such party’s most recently completed fiscal year.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the Pooling Agreement or (ii) any appointment to which Party B has yet not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)	Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)	The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)
Party A may obtain Market Quotations, and if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)	“Termination Currency” means USD.

(h)	Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)	Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)	Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)	Party B makes the following representation(s):

None.

(ii)	Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)	Party A makes the following representation(s):

(i) With respect to payments made to Party B which are not effectively connected to the United States:

It is a non U.S. branch of a foreign person for U.S. federal income tax purposes.

(ii) With respect to payments made to Party B which are effectively connected to the United States:

(B)	Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.  Agreement to Deliver Documents.

(a)	For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A and Party B
Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.
Upon the execution and delivery of this Agreement and promptly upon reasonable demand by the other party.

(b)	For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents reasonably required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon request after becoming publicly available	Yes

Party A	Opinions of counsel to Party A substantially in the form of Exhibit A to this Confirmation	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling Agreement	Within 30 days after the date of this Agreement.	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:   5 The North Colonnade
                   Canary Wharf
                   London E14 4BB
Facsimile:  44(20) 777 36461
Phone:       44(20) 777 36810

(For all purposes)

Address for notices or communications to Party B:

Bayview Financial Mortgage Pass-Through Trust 2007-B
Supplemental Interest Trust
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: Corporate Trust Services - Bayview 2007-B
Telephone: (651) 495-3848
Facsimile: (651) 495-8089

With a copy to:

Bayview Financial, L.P.
4425 Ponce de Leon Boulevard, 5th Floor
Coral Gables, Florida 33146
Attn: Andres Olmos
Telephone: 305-644-2563
Facsimile: 305-646-2744

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Barclays Capital Inc., 200 Park Avenue, New York, NY 10166.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through its London and New York Offices.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A, provided, however, that if an Event of Default shall have occurred with respect to which Barclays is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Barclays, the cost for which shall be borne by Barclays.

(f)	Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Fully-Paid Party Protected. Notwithstanding the terms of Sections 5 and 6 of the Agreement if Party B has satisfied in full all of its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(b)	Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

(5)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)	Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party.”

(vi)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)
A Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) of Part 1(f) (Payments on Early Termination) apply) and which remains capable of becoming legally binding upon acceptance.

(B)	An S&P Required Ratings Downgrade Event has occurred and been continuing for 60 or more calendar days.

(C)	A Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more calendar days.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Rating Agency (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

(a)
a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(b)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

(c)
Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A’s offices, branches or affiliates (any such Person, office, branch or affiliate, a “Transferee”) on at least five Business Days’ prior written notice to Party B, the Trustee and Bayview Financial , L.P.; provided that, with respect to this clause (c), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody’s). Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(f)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B, or any other person with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof are insufficient to satisfy all claims outstanding, any claims against or obligations of Party B under this Confirmation still outstanding shall be extinguished and thereafter not revive. This provision will survive the termination of this Agreement.

(g)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(h)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(i)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(j)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k)
Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l)
Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by U.S. Bank National Association (“X”), not in its individual capacity, but solely as trustee of Bayview Financial Mortgage Pass-Through Trust 2007-B, Supplemental Interest Trust under the Pooling Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) X has been directed pursuant to the Pooling Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall X in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o)
Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p)
Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Pooling Agreement or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(q)	Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Moody’s First Trigger Ratings Threshold and the Fitch Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (e) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition (other than with respect to Moody’s), and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

“Eligible Replacement” means an entity (A) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, (II) (x) which has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, in either case if Moody’s is a Rating Agency, and (III) (x) which has credit ratings from Fitch at least equal to the applicable Fitch Approved Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold, in either case if Fitch is a Rating Agency, and (B) that has executed or agrees to execute a Regulation AB indemnification agreement, if applicable.
“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means an quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Fitch Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

“Fitch Required Ratings Downgrade Event” means that no Relevant Entity has credit rating at least equal to the Fitch Required Ratings Threshold.

“Fitch Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer (d) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition (other than with respect to Moody’s) is satisfied; and (h) such transfer otherwise complies with the terms of the Transfer Agreement.

“Rating Agencies” means, with respect to any date of determination, each of S&P, Moody’s and Fitch, but only to the extent that each such rating agency is then providing a rating for any of the Securities.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the relevant Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit rating at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, the Moody’s Second Trigger Ratings Threshold and the Fitch Requird Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.
“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P;

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

For and on behalf of BARCLAYS BANK PLC	For and on behalf of Bayview Financial Mortgage Pass-Through Trust 2007-B Supplemental Interest Trust By: U.S. Bank National Association, not in its individual capacity, but solely as Trustee
________________________ Name: Title: Date:	Becky Warren Name: Becky Warren Title: Vice President Date: July 27, 2007

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

SCHEDULE I

From and including	To but excluding	Notional Amount (USD)	Cap Rate	Maximum Rate
7/27/2007	8/28/2007	$ 107,108,429.52	5.320%	N/A
8/28/2007	9/28/2007	$ 105,351,681.70	5.320%	N/A
9/28/2007	10/28/2007	$ 103,623,747.33	5.320%	N/A
10/28/2007	11/28/2007	$ 101,924,153.82	5.320%	N/A
11/28/2007	12/28/2007	$ 100,252,436.33	5.320%	N/A
12/28/2007	1/28/2008	$ 98,608,137.66	5.320%	N/A
1/28/2008	2/28/2008	$ 96,990,808.08	5.320%	N/A
2/28/2008	3/28/2008	$ 95,400,005.27	5.320%	N/A
3/28/2008	4/28/2008	$ 93,835,294.15	5.320%	N/A
4/28/2008	5/28/2008	$ 92,296,246.77	5.320%	N/A
5/28/2008	6/28/2008	$ 90,782,442.20	5.320%	N/A
6/28/2008	7/28/2008	$ 89,293,466.42	5.320%	N/A
7/28/2008	8/28/2008	$ 87,828,912.20	5.320%	N/A
8/28/2008	9/28/2008	$ 86,388,378.99	5.320%	N/A
9/28/2008	10/28/2008	$ 84,971,472.81	5.320%	N/A
10/28/2008	11/28/2008	$ 83,577,806.13	5.320%	N/A
11/28/2008	12/28/2008	$ 82,206,997.79	5.320%	N/A
12/28/2008	1/28/2009	$ 80,858,672.88	5.320%	N/A
1/28/2009	2/28/2009	$ 79,532,462.63	5.320%	N/A
2/28/2009	3/28/2009	$ 78,228,004.33	5.320%	N/A
3/28/2009	4/28/2009	$ 76,944,941.20	5.320%	N/A
4/28/2009	5/28/2009	$ 75,682,922.35	5.320%	N/A
5/28/2009	6/28/2009	$ 74,441,602.60	5.320%	N/A
6/28/2009	7/28/2009	$ 73,220,642.47	5.320%	N/A
7/28/2009	8/28/2009	$ 72,019,708.01	5.320%	N/A
8/28/2009	9/28/2009	$ 70,838,470.78	5.320%	N/A
9/28/2009	10/28/2009	$ 69,676,607.70	5.320%	N/A
10/28/2009	11/28/2009	$ 68,533,801.03	5.320%	N/A
11/28/2009	12/28/2009	$ 67,409,738.19	5.320%	N/A
12/28/2009	1/28/2010	$ 66,304,111.76	5.320%	N/A
1/28/2010	2/28/2010	$ 65,216,619.35	5.320%	N/A
2/28/2010	3/28/2010	$ 64,146,963.55	5.320%	N/A
3/28/2010	4/28/2010	$ 63,094,851.79	5.320%	N/A
4/28/2010	5/28/2010	$ 62,059,996.33	5.320%	N/A
5/28/2010	6/28/2010	$ 61,042,114.14	5.320%	N/A
6/28/2010	7/28/2010	$ 60,040,926.82	5.320%	N/A
7/28/2010	8/28/2010	$ 59,056,160.57	7.320%	12.320%
8/28/2010	9/28/2010	$ 58,087,546.04	7.320%	12.320%
9/28/2010	10/28/2010	$ 57,134,818.32	7.320%	12.320%
10/28/2010	11/28/2010	$ 56,197,716.84	7.320%	12.320%
11/28/2010	12/28/2010	$ 55,275,985.31	7.320%	12.320%
12/28/2010	1/28/2011	$ 54,369,371.64	7.320%	12.320%
1/28/2011	2/28/2011	$ 53,477,627.87	7.320%	12.320%
2/28/2011	3/28/2011	$ 52,600,510.11	7.320%	12.320%
3/28/2011	4/28/2011	$ 51,737,778.47	7.320%	12.320%

4/28/2011	5/28/2011	$ 50,889,196.99	7.320%	12.320%
5/28/2011	6/28/2011	$ 50,054,533.59	7.320%	12.320%
6/28/2011	7/28/2011	$ 49,233,559.99	7.320%	12.320%
7/28/2011	8/28/2011	$ 48,426,051.66	7.320%	12.320%
8/28/2011	9/28/2011	$ 47,631,787.75	7.320%	12.320%
9/28/2011	10/28/2011	$ 46,850,551.02	7.320%	12.320%
10/28/2011	11/28/2011	$ 46,082,127.81	7.320%	12.320%
11/28/2011	12/28/2011	$ 45,326,307.96	7.320%	12.320%
12/28/2011	1/28/2012	$ 44,582,884.75	7.320%	12.320%
1/28/2012	2/28/2012	$ 43,851,654.85	7.320%	12.320%
2/28/2012	3/28/2012	$ 43,132,418.29	7.320%	12.320%
3/28/2012	4/28/2012	$ 42,424,978.34	7.320%	12.320%
4/28/2012	5/28/2012	$ 41,729,141.53	7.320%	12.320%
5/28/2012	6/28/2012	$ 41,044,717.54	7.320%	12.320%
6/28/2012	7/28/2012	$ 40,371,519.20	7.320%	12.320%
7/28/2012	8/28/2012	$ 39,709,362.36	7.320%	12.320%
8/28/2012	9/28/2012	$ 39,058,065.95	7.320%	12.320%
9/28/2012	10/28/2012	$ 38,417,451.84	7.320%	12.320%
10/28/2012	11/28/2012	$ 37,787,344.80	7.320%	12.320%
11/28/2012	12/28/2012	$ 37,167,572.53	7.320%	12.320%
12/28/2012	1/28/2013	$ 36,557,965.49	7.320%	12.320%
1/28/2013	2/28/2013	$ 35,958,356.98	7.320%	12.320%
2/28/2013	3/28/2013	$ 35,368,583.00	7.320%	12.320%
3/28/2013	4/28/2013	$ 34,788,482.24	7.320%	12.320%
4/28/2013	5/28/2013	$ 34,217,896.06	7.320%	12.320%
5/28/2013	6/28/2013	$ 33,656,668.39	7.320%	12.320%
6/28/2013	7/28/2013	$ 33,104,645.74	7.320%	12.320%
7/28/2013	8/28/2013	$ 32,561,677.14	7.320%	12.320%
8/28/2013	9/28/2013	$ 32,027,614.08	7.320%	12.320%
9/28/2013	10/28/2013	$ 31,502,310.51	7.320%	12.320%
10/28/2013	11/28/2013	$ 30,985,622.74	7.320%	12.320%
11/28/2013	12/28/2013	$ 30,477,409.47	7.320%	12.320%
12/28/2013	1/28/2014	$ 29,977,531.70	7.320%	12.320%
1/28/2014	2/28/2014	$ 29,485,852.72	7.320%	12.320%
2/28/2014	3/28/2014	$ 29,002,238.06	7.320%	12.320%
3/28/2014	4/28/2014	$ 28,526,555.44	7.320%	12.320%
4/28/2014	5/28/2014	$ 28,058,674.77	7.320%	12.320%
5/28/2014	6/28/2014	$ 27,598,468.08	7.320%	12.320%
6/28/2014	7/28/2014	$ 27,145,809.51	7.320%	12.320%
7/28/2014	8/28/2014	$ 26,700,575.25	7.320%	12.320%
8/28/2014	9/28/2014	$ 26,262,643.55	7.320%	12.320%
9/28/2014	10/28/2014	$ 25,831,894.61	7.320%	12.320%
10/28/2014	11/28/2014	$ 25,408,210.65	7.320%	12.320%
11/28/2014	12/28/2014	$ 24,991,475.77	7.320%	12.320%
12/28/2014	1/28/2015	$ 24,581,576.00	7.320%	12.320%
1/28/2015	2/28/2015	$ 24,178,399.23	7.320%	12.320%
2/28/2015	3/28/2015	$ 23,781,835.21	7.320%	12.320%
3/28/2015	4/28/2015	$ 23,391,775.46	7.320%	12.320%

4/28/2015	5/28/2015	$ 23,008,113.31	7.320%	12.320%
5/28/2015	6/28/2015	$ 22,630,743.82	7.320%	12.320%
6/28/2015	7/28/2015	$ 22,259,563.80	7.320%	12.320%
7/28/2015	8/28/2015	$ 21,894,471.71	9.320%	12.320%
8/28/2015	9/28/2015	$ 21,535,367.71	9.320%	12.320%
9/28/2015	10/28/2015	$ 21,182,153.58	9.320%	12.320%
10/28/2015	11/28/2015	$ 20,834,732.73	9.320%	12.320%
11/28/2015	12/28/2015	$ 20,493,010.13	9.320%	12.320%
12/28/2015	1/28/2016	$ 20,156,892.32	9.320%	12.320%
1/28/2016	2/28/2016	$ 19,826,287.37	9.320%	12.320%
2/28/2016	3/28/2016	$ 19,501,104.87	9.320%	12.320%
3/28/2016	4/28/2016	$ 19,181,255.88	9.320%	12.320%
4/28/2016	5/28/2016	$ 18,866,652.91	9.320%	12.320%
5/28/2016	6/28/2016	$ 18,557,209.93	9.320%	12.320%
6/28/2016	7/28/2016	$ 18,252,842.31	9.320%	12.320%
7/28/2016	8/28/2016	$ 17,953,466.80	9.320%	12.320%
8/28/2016	9/28/2016	$ 17,659,001.52	9.320%	12.320%
9/28/2016	10/28/2016	$ 17,369,365.94	9.320%	12.320%
10/28/2016	11/28/2016	$ 17,084,480.84	9.320%	12.320%
11/28/2016	12/28/2016	$ 16,804,268.30	9.320%	12.320%
12/28/2016	1/28/2017	$ 16,528,651.70	9.320%	12.320%
1/28/2017	2/28/2017	$ 16,257,555.64	9.320%	12.320%
2/28/2017	3/28/2017	$ 15,990,905.99	9.320%	12.320%
3/28/2017	4/28/2017	$ 15,728,629.82	9.320%	12.320%
4/28/2017	5/28/2017	$ 15,470,655.39	9.320%	12.320%
5/28/2017	6/28/2017	$ 15,216,912.15	9.320%	12.320%
6/28/2017	7/28/2017	$ 14,967,330.70	9.320%	12.320%

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of July 27, 2007 between
Barclays Bank PLC (hereinafter referred to as “Party A” or “Pledgor”)
And
Bayview Financial Mortgage Pass-Through Trust 2007-B Supplemental Interest Trust (hereinafter referred to as “Party B” or “Secured Party”).

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

1. Paragraph 13. Elections and Variables.

1)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.
With respect to Party B: not applicable.

2)	Credit Support Obligations.

(a)	Delivery Amount, Return Amount and Credit Support Amount.

(i)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”, and

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(2)	the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(3)	the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.”

(ii)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)	the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date, and

(3)	the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date.”

(iii)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s Credit Support Amount, or the Fitch Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(b)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Moody's First Trigger Valuation Percentage	Moody's Second Trigger Valuation Percentage	Fitch & DBRS Valuation Percentage
(A) Cash	100%	80%	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.9%	79.1%	100%	100%	97.5%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.1%	100%	94%	86.3%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	88.6%	70.9%	100%	87%	79%

Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor’s expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.

(c)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

(d)	Threshold.

(i)	“Independent Amount” means zero with respect to Party A and Party B.

(ii)
“Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody's First Trigger Downgrade Event has occurred and is continuing and such Moody’s First Trigger Downgrade Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if an S&P Approved Threshold Downgrade Event has occurred and is continuing and such S&P Approved Threshold Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“Fitch Threshold” means, with respect to Party A and any Valuation Date, if a Fitch Approved Threshold Downgrade Event has occurred and is continuing and such Fitch Approved Threshold Downgrade Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(iii)
“Minimum Transfer Amount” means USD 100,000; provided, however, that if the aggregate Certificate Principal Balance of Certificates rated by S&P ceases to be more than USD 50,000,000, “Minimum Transfer Amount” means USD 50,000; provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, “Minimum Transfer Amount” means zero.

(iv)	Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 1000.

3)	Valuation and Timing.

(a)	“Valuation Agent” means Party A. The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(b)	“Valuation Date” means each Local Business Day.

(c)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(d)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

4)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

5)	Substitution.

(a)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(b)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

6)	Dispute Resolution.

(a)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(b)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s Value, and Fitch Value, on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral comprised of Cash, the amount of such Cash.

For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(c)
Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

7)	Holding and Using Posted Collateral.

(a)	Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)	The Custodian for Party B shall be the same banking institution that acts as Trustee for the Certificates.

(2)
The Custodian for Party B shall have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1” or, if no short-term rating is available, a long-term unsecured debt rating from S&P of “A+.” The Trustee is required to replace the Custodian within 60 calendar days of the Custodian’s rating falling below “A-1,” in the case of a short-term rating, or “A+,” in the case of a long-term rating.

Initially, the Custodian for Party B is: to be advised in writing by Party B to Party A.

(b)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated “AAAm” or “AAAm-G” by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day’s notice of a request for withdrawal.

8)	Distributions and Interest Amount.

(a)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

(b)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(c)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

9)	Additional Representation(s). There are no additional representations by either party.

10)	Other Eligible Support and Other Posted Support.

(a)	“Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(b)	“Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

11)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A:

5 The North Colonnade
Canary Wharf
London E14 4BB, England
Attention:          Swaps Documentation
Facsimile No.:    0207-773-6857/6858
Telephone No.: 0207-773-6915/6904

with a copy to:

General Counsel’s Office
200 Park Avenue
New York, NY 10166

Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: [        ]

12)	Address for Transfers. Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

13)	Other Provisions.

(a)
Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(b)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(c)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, Fitch Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, a Moody’s Value, and a Fitch Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and Fitch Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, or Fitch Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and Fitch Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or Fitch Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or Fitch Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s Value, or Fitch Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s Value or Fitch Value”.

(d)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(e)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days, or (D) a DBRS Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

(f)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(g)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	Additional Definitions. As used in this Annex:

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“Fitch Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold.

“Fitch Credit Support Amount” means, for any Valuation Date: [to come]

“Fitch Valuation Percentage” means, for any Valuation Date and each item of Eligible Collateral, [to come].

“Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The Fitch Value of Cash will be the amount of such Cash.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)
if the Moody’s Threshold for such Valuation Date is zero and it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of Moody’s First Trigger Additional Amounts for each Transaction and such Valuation Date;

(B)
if a Moody’s Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for each Transaction and such Valuation Date, and (z) the sum of the Secured Party’s Exposure and the aggregate of Moody’s Second Trigger Additional Amounts for each Transaction and such Valuation Date; or

(C)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction, the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“Moody’s First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date;

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the Moody's Threshold for such Valuation Date is zero and it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Valuation Percentage” or (ii) if a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Valuation Percentage”.

“Moody’s Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody’s Valuation Percentage set forth in Paragraph 13(b)(ii). The Moody’s Value of Cash will be the amount of such Cash.

“Next Payment” means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

“Next Payment Date” means, for each Transaction, the date on which the next scheduled payment under such Transaction is due to be paid.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)	if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or (ii) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any date and with respect to any Eligible Collateral, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral (or with respect the Cash, the face amount) and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction-Specific Hedge” means any Transaction in respect of which (x) the notional amount is “balance guaranteed” or (y) the notional amount for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s Value and Fitch Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s Valuation Percentage, or Fitch Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s Value, and the related Fitch Value.

[Remainder of this page intentionally left blank]

Table 1

Remaining Weighted Average Life of Hedge in Years	Moody’s First Trigger Factor—Single Currency Interest Rate Hedges	Moody’s First Trigger Factor—Currency Hedges
Equal to or less than 1	0.15%	1.10%
Greater than 1 but less than or equal to 2	0.30%	1.20%
Greater than 2 but less than or equal to 3	0.40%	1.30%
Greater than 3 but less than or equal to 4	0.60%	1.40%
Greater than 4 but less than or equal to 5	0.70%	1.50%
Greater than 5 but less than or equal to 6	0.80%	1.60%
Greater than 6 but less than or equal to 7	1.00%	1.60%
Greater than 7 but less than or equal to 8	1.10%	1.70%
Greater than 8 but less than or equal to 9	1.20%	1.80%
Greater than 9 but less than or equal to 10	1.30%	1.90%
Greater than 10 but less than or equal to 11	1.40%	1.90%
Greater than 11 but less than or equal to 12	1.50%	2.00%
Greater than 12 but less than or equal to 13	1.60%	2.10%
Greater than 13 but less than or equal to 14	1.70%	2.10%
Greater than 14 but less than or equal to 15	1.80%	2.20%
Greater than 15 but less than or equal to 16	1.90%	2.30%
Greater than 16 but less than or equal to 17	2.00%	2.30%
Greater than 17 but less than or equal to 18	2.00%	2.40%
Greater than 18 but less than or equal to 19	2.00%	2.40%
Greater than 19 but less than or equal to 20	2.00%	2.50%
Greater than 20 but less than or equal to 21	2.00%	2.50%

Greater than 21 but less than or equal to 22	2.00%	2.50%
Greater than 22 but less than or equal to 23	2.00%	2.50%
Greater than 23 but less than or equal to 24	2.00%	2.50%
Greater than 24 but less than or equal to 25	2.00%	2.50%
Greater than 25 but less than or equal to 26	2.00%	2.50%
Greater than 26 but less than or equal to 27	2.00%	2.50%
Greater than 27 but less than or equal to 28	2.00%	2.50%
Greater than 28 but less than or equal to 29	2.00%	2.50%
Greater than 29	2.00%	2.50%

Table 2

Remaining Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factor—Single Currency Interest Rate Swaps	Moody’s Second Trigger Factor—Currency Swaps
Equal to or less than 1	0.50%	6.10%
Greater than 1 but less than or equal to 2	1.00%	6.30%
Greater than 2 but less than or equal to 3	1.50%	6.40%
Greater than 3 but less than or equal to 4	1.90%	6.60%
Greater than 4 but less than or equal to 5	2.40%	6.70%
Greater than 5 but less than or equal to 6	2.80%	6.80%
Greater than 6 but less than or equal to 7	3.20%	7.00%
Greater than 7 but less than or equal to 8	3.60%	7.10%
Greater than 8 but less than or equal to 9	4.00%	7.20%
Greater than 9 but less than or equal to 10	4.40%	7.30%
Greater than 10 but less than or equal to 11	4.70%	7.40%
Greater than 11 but less than or equal to 12	5.00%	7.50%
Greater than 12 but less than or equal to 13	5.40%	7.60%
Greater than 13 but less than or equal to 14	5.70%	7.70%
Greater than 14 but less than or equal to 15	6.00%	7.80%
Greater than 15 but less than or equal to 16	6.30%	7.90%
Greater than 16 but less than or equal to 17	6.60%	8.00%
Greater than 17 but less than or equal to 18	6.90%	8.10%
Greater than 18 but less than or equal to 19	7.20%	8.20%
Greater than 19 but less than or equal to 20	7.50%	8.20%
Greater than 20 but less than or equal to 21	7.80%	8.30%

Greater than 21 but less than or equal to 22	8.00%	8.40%
Greater than 22 but less than or equal to 23	8.00%	8.50%
Greater than 23 but less than or equal to 24	8.00%	8.60%
Greater than 24 but less than or equal to 25	8.00%	8.60%
Greater than 25 but less than or equal to 26	8.00%	8.70%
Greater than 26 but less than or equal to 27	8.00%	8.80%
Greater than 27 but less than or equal to 28	8.00%	8.80%
Greater than 28 but less than or equal to 29	8.00%	8.90%
Greater than 29	8.00%	9.00%

Table 3

Remaining Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factor—Single Currency Interest Rate Hedges	Moody’s Second Trigger Factor—Currency Hedges
Equal to or less than 1	0.65%	6.30%
Greater than 1 but less than or equal to 2	1.30%	6.60%
Greater than 2 but less than or equal to 3	1.90%	6.90%
Greater than 3 but less than or equal to 4	2.50%	7.10%
Greater than 4 but less than or equal to 5	3.10%	7.40%
Greater than 5 but less than or equal to 6	3.60%	7.70%
Greater than 6 but less than or equal to 7	4.20%	7.90%
Greater than 7 but less than or equal to 8	4.70%	8.20%
Greater than 8 but less than or equal to 9	5.20%	8.40%
Greater than 9 but less than or equal to 10	5.70%	8.60%
Greater than 10 but less than or equal to 11	6.10%	8.80%
Greater than 11 but less than or equal to 12	6.50%	9.00%
Greater than 12 but less than or equal to 13	7.00%	9.20%
Greater than 13 but less than or equal to 14	7.40%	9.40%
Greater than 14 but less than or equal to 15	7.80%	9.60%
Greater than 15 but less than or equal to 16	8.20%	9.80%
Greater than 16 but less than or equal to 17	8.60%	10.00%
Greater than 17 but less than or equal to 18	9.00%	10.10%
Greater than 18 but less than or equal to 19	9.40%	10.30%
Greater than 19 but less than or equal to 20	9.70%	10.50%

Greater than 20 but less than or equal to 21	10.00%	10.70%
Greater than 21 but less than or equal to 22	10.00%	10.80%
Greater than 22 but less than or equal to 23	10.00%	11.00%
Greater than 23 but less than or equal to 24	10.00%	11.00%
Greater than 24 but less than or equal to 25	10.00%	11.00%
Greater than 25 but less than or equal to 26	10.00%	11.00%
Greater than 26 but less than or equal to 27	10.00%	11.00%
Greater than 27 but less than or equal to 28	10.00%	11.00%
Greater than 28 but less than or equal to 29	10.00%	11.00%
Greater than 29	10.00%	11.00%